As filed with the Securities and Exchange Commission on May 15, 2023.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CLEARWATER PAPER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	20-3594554
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

601 West Riverside Ave., Suite 1100 Spokane, Washington	99201
(Address of principal executive offices)	(Zip Code)

Clearwater Paper Corporation 2017 Stock Incentive Plan

(Full title of the plan)

Copy to:
Michael S. Gadd Senior Vice President, General Counsel and Corporate Secretary Clearwater Paper Corporation 601 West Riverside Ave., Suite 1100 Spokane, Washington (509) 344-5900	Justin D. Hovey, Esq. Pillsbury Winthrop Shaw Pittman LLP Four Embarcadero Center, 22nd Floor San Francisco, CA 94111 (415) 983-1000
(Name, address and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer ,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

PART I

Information Required in the Prospectus

General Instruction E Information

This Registration Statement on Form S-8 (the “Registration Statement”) is filed by Clearwater Paper Corporation (the “Registrant” or the “Company”) for the purpose of increasing the number of securities of the same class as other securities for which certain Registration Statements of the Registrant on Form S-8 relating to awards granted under the Registrant’s 2017 Stock Incentive Plan, as amended, are effective.

The Registrant’s Form S-8 Registration Statements filed with the Securities and Exchange Commission (the “Commission”) on July 28, 2017 (File No. 333- 219560) and on May  29, 2020 (File No. 333-238784) are hereby incorporated by reference.

PART II

Information Required in the Registration Statement

Item 3.	Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the Commission are hereby incorporated by reference in this Registration Statement:

(1) the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2022;

(2) the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023;

(3) the Registrant’s Current Reports on Form 8-K filed on March 16, 2023 and May 15, 2023; and

(4) The description of the Registrant’s Common Stock contained under the heading “Description of Capital Stock” contained in the Information Statement filed as Exhibit 99.2 to the Form 8-K filed on December 3, 2008, including any amendment or report filed for the purpose of updating such description.

In addition, all documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. The Registrant is not, however, incorporating, in each case, any documents or information that the Registrant is deemed to furnish and not file in accordance with Commission rules.

Any statement contained in this Registration Statement or in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any subsequently filed document that is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement.

Item 8.	Exhibits.

Exhibit No.	Description

4.1	Restated Certificate of Incorporation of the Company, effective as of December 16, 2008, as filed with the Secretary of State of the State of Delaware (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on December 18, 2008).

4.2	Amended and Restated Bylaws of the Company, effective as of December 16, 2008 (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the Commission on December 18, 2008).

5.1	Opinion of Michael S. Gadd, Senior Vice President, General Counsel and Corporate Secretary.

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Michael S. Gadd, Senior Vice President, General Counsel and Corporate Secretary (included in Exhibit 5.1).

24.1	Powers of Attorney (included on the signature page hereto).

107.1	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spokane, State of Washington, on May 15, 2023.

CLEARWATER PAPER CORPORATION

By:	/s/ Arsen S. Kitch
Arsen S. Kitch
President and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Arsen S. Kitch, Michael J. Murphy and Michael S. Gadd, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ Arsen S. Kitch Arsen S. Kitch	President and Chief Executive Officer (Principal Executive Officer) and Director	May 15, 2023

/s/ Michael J. Murphy Michael J. Murphy	Senior Vice President, Finance and Chief Financial Officer (Principal Financial Officer)	May 15, 2023

/s/ Rebecca A. Barckley Rebecca A. Barckley	Vice President, Corporate Controller (Principal Accounting Officer)	May 15, 2023

/s/ Alexander Toeldte Alexander Toeldte	Director and Chair	May 15, 2023

/s/ John J. Corkrean John J. Corkrean	Director	May 15, 2023

/s/ Jeanne M. Hillman Jeanne M. Hillman	Director	May 15, 2023

/s/ Kevin J. Hunt Kevin J. Hunt	Director	May 15, 2023

/s/ Joe W. Laymon Joe W. Laymon	Director	May 15, 2023

/s/ Ann C. Nelson Ann C. Nelson	Director	May 15, 2023

/s/ John P. O’Donnell John P. O’Donnell	Director	May 15, 2023

/s/ Christine M. Vickers Christine M. Vickers	Director	May 15, 2023